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                                                                      Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-91060) pertaining to the Apertus Technologies Incorporated Savings and Investment Plan of our report dated May 19, 1997, with respect to the financial statements and schedules of the Apertus Technologies Incorporated Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


Minneapolis, Minnesota                        /s/ Ernst & Young LLP
June 27, 1997